Exhibit 10(l)

UNIVERSAL FOREST PRODUCTS, INC.
2002 EMPLOYEE STOCK PURCHASE PLAN
(Conformed Through First Amendment)

1.           PURPOSE. The purpose of the Universal Forest Products, Inc. 2002 Employee Stock Purchase Plan (the "Plan") is to provide employees of Universal Forest Products, Inc. (the "Company") and its "Participating Subsidiaries" (as herein defined) with a further inducement to continue their employment with the Company or the Participating Subsidiaries and to encourage such employees to increase their efforts to promote the best interests of the Company. The Plan allows Eligible Employees to purchase shares of common stock of the Company (the "Stock"), at a price less than the market price pursuant to Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan succeeds the Company's existing Employee Stock Purchase Plan that was adopted by its shareholders in 1994 (the "1994 Plan").

2.           COMMITTEE TO ADMINISTER PLAN. The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board of Directors. The Committee may establish from time to time such regulations, provisions and procedures, within the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

3.           PARTICIPATION.

(a)           Eligible Employees. Participation under the Plan shall be open to all active employees (the "Eligible Employees") of the Company or its Participating Subsidiaries except (a) employees who have been continuously employed by the Company or a Participating Subsidiary for less than twelve (12) months at the beginning of an Option Period (as hereinafter defined); (b) employees whose customary employment by the Company or a Participating Subsidiary is less than twenty (20) hours per week; and (c) employees whose customary employment by the Company or a Participating Subsidiary is for not more than five (5) months in a calendar year. No option rights shall be granted under the Plan to any person who is not an Eligible Employee, and no Eligible Employee shall be granted option rights under the Plan (a) if such employee, immediately after receiving the grant of such option rights under the Plan, owns (under the rules of Sections 423(b)(3) and 424(d) of the Code) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiary corporations (as defined by Section 425(f) of the Code); or (b) which permit such employee to purchase stock under this Plan and any other employee stock purchase plan of the Company and its subsidiary corporations (as defined by Section 424(f) of the Code) aggregating more than Twenty Five Thousand Dollars ($25,000.00) of the fair market value of such stock ("Maximum Value") (determined at the time the respective options are granted) in any one calendar year, and in no event may such option rights accrue at a rate which exceeds that permitted by Section 423(b)(8) of the Code.

(b)           Participating Subsidiaries. This Plan may be adopted by the board of directors of any corporation which is a member of a controlled group of corporations, within the meaning of Section 1563(a) of the Code, of which the Company is also a member, and upon such adoption and with the approval of the Committee, such corporation shall be deemed to be one of the "Participating Subsidiaries." The Committee, in its discretion, is authorized to approve participation in the Plan by any foreign entity which is a controlled foreign corporation of the Company, within the meaning of Section 957(a) of the Code. Upon adoption by the board of directors of any such controlled foreign corporation and with the approval of the Committee, such corporation shall be deemed to be one of the "Participating Subsidiaries."

4.           STOCK AVAILABLE FOR PLAN. Purchase of Stock pursuant to and on behalf of the Plan for delivery under the Plan may be made out of the Company's presently or hereafter authorized but unissued Stock or from outstanding shares of Stock, or partly out of each, as determined by the Committee. The maximum number of shares of Stock which may be purchased under the Plan is three hundred thousand (300,000) shares, plus that number of shares authorized for sale but not purchased under the 1994 Plan; subject, however, to adjustment as set forth in the Plan. If the Company shall, at any time after the Effective Date, change its issued Stock into an increased number of shares of Stock, with or without par value, through a stock dividend or split of shares, or into a decreased number of shares, with or without par value, through a combination of shares, then effective with the record date for such change, the maximum number of shares of Stock which thereafter may be purchased under the Plan shall be the maximum number of shares which, immediately prior to such record date, remained available for purchase under the Plan, proportionately increased, in the case of such stock dividend or split of shares, or proportionately decreased in the case of such combination of shares. In the event of any other change affecting Stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

5.           EFFECTIVE DATES. Subject to shareholder approval, this Plan shall become effective on June 30, 2002 (the "Effective Date"). The first Option Period under the Plan shall commence on June 30, 2002, and end on September 28, 2002. As long as the Plan remains in effect, a new Option Period shall commence on the first day of each fiscal quarter of the Company and end on the last day of each such fiscal quarter.

6.           EMPLOYEE PARTICIPATION.

(a)           Eligibility. An employee of the Company or a Participating Subsidiary who is an Eligible Employee at or prior to the first day of any Option Period may become a participant (a "Participant") as of such date by (a) at least ten (10) days prior to such date, completing and forwarding a payroll deduction authorization form (the "Authorization") to the Eligible Employee's appropriate payroll location; and/or (b) at least thirty (30) days prior to the last day of the Option Period, completing and forwarding a lump sum payment form furnished by the Company, accompanied by payment to the Company in the amount of the lump sum, to be credited to the Participant's Purchase Account. The Authorization will direct a regular payroll deduction from the Participant's compensation to be made on each of the Participant's pay dates occurring during each Option Period in which he or she is a Participant.

(b)           Holding Period. As a condition to participation in the Plan, each Participant agrees not to sell or otherwise dispose of such shares for a period of at least one (1) year following the Purchase Date, as defined below, for such shares without the prior written consent of the Committee, unless the sale or disposition is pursuant to termination of employment under Section 12 of the Plan below.

7.           PAYROLL DEDUCTIONS AND LUMP SUM PAYMENTS.

(a)           Payroll Deductions. The Company and its Participating Subsidiaries will maintain payroll deduction accounts for their respective employees who are Participants and who have filed an Authorization. Payments made by Participants, whether by payroll deduction or lump sum payment, shall be credited to the Participant's Stock Purchase Account (the "Purchase Account"). No amounts other than payroll deductions and lump sum payments authorized under this Plan may be credited to a Participant's Purchase Account. A Participant may authorize a payroll deduction in any amount not less than Ten Dollars ($10.00) per week, Twenty Dollars ($20.00) bi-weekly or Fifty Dollars ($50.00) per month. The amount may not be more than ten percent (10%) of the Participant's gross earnings payable as wages, salary, and bonus compensation, before withholding or other deductions ("Gross Earnings") for the immediately preceding Option Period.

(b)           Lump Sum Payments. A Participant may make one lump sum payment in any Option Period in an amount not less than Two Hundred Dollars ($200.00) but not more than a maximum of ten percent (10%) of the Participant's Gross Earnings for the immediately preceding Option Period.

(c)           General. If a Participant makes payments for credit to his or her Purchase Account through both lump sum payments and payroll deductions, the total of all such payments during any Option Period shall not exceed ten percent (10%) of the Participant's Gross Earnings during the immediately preceding Option Period. In no event shall payments of any kind for credit to a Purchase Account by or on behalf of any Participant in any calendar year exceed the amount that would result in the purchase of Stock having an aggregate value greater than the Maximum Value (as defined in Section 3(a) above). The Committee, in its discretion, may vary the Option Period and the payroll deduction period of Eligible Employees of any Participating Subsidiary which is a foreign controlled corporation of the Company, within the meaning of Section 957(a) of the Code ("Foreign Participating Subsidiary"), in a manner necessary or convenient for participation in the Plan by Eligible Employees of a Participating Subsidiary, and the Committee shall have the authority to establish the terms and conditions of participation in the Plan by Eligible Employees of a Foreign Participating Subsidiary, provided that such terms and conditions are not materially inconsistent with the Plan.

8.           CHANGES IN PAYROLL DEDUCTION. Payroll deductions shall be made for each Participant in accordance with the Participant's Authorization and shall continue until the Participant's participation terminates, the Authorization is revised, or the Plan terminates. A Participant may, as of the beginning of any Option Period, increase or decrease the Participant's payroll deduction, within the limits specified in Section 7, by filing a new Authorization at least ten (10) days prior to the beginning of that Option Period.

9.           TERMINATION OF PARTICIPATION; WITHDRAWAL OF FUNDS. A Participant may for any reason at any time on written notice given to the Company prior to the Participant's last pay date in any Option Period elect to terminate participation in the Plan and permanently draw out the balance accumulated in the Participant's Purchase Account. An Eligible Employee who elects to terminate participation will cease to be a Participant and revoke the Authorization for subsequent payroll deductions. The amount, if any, in the former Participant's Purchase Account which is not payable in respect of the exercise of any option to purchase Stock theretofore granted under the Plan, as well as any unauthorized payroll deductions made after such revocation, shall be promptly refunded to the former Participant. An Eligible Employee who has terminated participation in the Plan may thereafter begin participation in the Plan again only after the expiration of three (3) full fiscal quarters of the Company after the fiscal quarter in which such termination and withdrawal of funds occurred. Partial withdrawals of funds will not be permitted.

10.           PURCHASE OF SHARES. Each Participant during each Option Period under this Plan will be granted an option as of the "Purchase Date" (as herein defined) for the purchase of as many whole shares of Stock as may be purchased with the funds in his or her Purchase Account. This election shall be automatically made as provided in this Section unless the Participant terminates participation as provided in Section 9. The purchase price for each share of Stock purchased shall be eighty five percent (85%) of the fair market value of a share of Stock on the "Purchase Date." If such percentage results in a fraction of a cent, the purchase price shall be increased to the next higher full cent. The term "Purchase Date" shall be the last business day of the Option Period. If, as of each Purchase Date, the Participant's Purchase Account contains funds, the Participant shall be deemed to have exercised an option to purchase shares at the purchase price, the Participant's Purchase Account shall be charged for the amount of the purchase, and an entry shall be made to the Participant's account maintained by the Company's transfer agent. The Company, at its option, may choose to issue share certificates at the end of each Option Period. As of each subsequent Purchase Date when funds have again accrued in the Participant's Purchase Account, shares will be purchased in the same manner.

If the Stock continues to be traded in the NASDAQ National Market System market or if the Stock becomes listed upon an established stock exchange, the fair market value per share shall be the closing sale price reported by NASDAQ on the Purchase Date.

11.           ISSUANCE OF SHARE CERTIFICATES. Except as otherwise provided in the Plan or as determined by the Company, shares of Stock acquired by Participants under the Plan shall be recorded and held in book entry only. Stock certificates for any whole shares in a Participant's Purchase Account may be issued to such Participant only upon receipt by the Committee of the Participant's written request, which request shall indicate the number of shares (up to the maximum of the number of full Shares in the Participant's Purchase Account) for which the Participant wishes to receive stock certificates. Certificates will be issued to Participants if (a) the Participant has held the shares for a minimum of one (1) year from the Purchase Date, and (b) the Participant owns at least one hundred (100) shares of Stock as a result of purchases under this Plan, unless such certificate is being issued upon termination of employment. The appropriate share certificates shall be issued to a Participant as soon as practical after the end of an Option Period for which the qualifying request is timely made. Fractional share interests shall be paid in cash to the Participant. Certificates may be registered only in the name of the Participant or the names of the Participant and his or her spouse.

12.           RIGHTS ON RETIREMENT, DEATH, OR TERMINATION OF EMPLOYMENT. In the event of a Participant's retirement, death, or termination of employment, no payroll deduction shall be taken from any pay due and owing to a Participant at such time, and the balance in the Participant's Purchase Account shall be paid to the Participant or, in the event of the Participant's death, to the Participant's estate.

13.           RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a Participant and are exercisable only by the Participant during his or her lifetime.

14.           APPLICATION OF FUNDS. All funds received or held by the Company or a Participating Subsidiary under this Plan may be used by the Company or such Participating Subsidiary for any corporate purpose.

15.           AMENDMENT OF THE PLAN. The Board of Directors of the Company may at any time, or from time to time, amend this Plan in any respect, except that, without the approval of a majority of the shares of Stock of the Company then issued and outstanding and entitled to vote, no amendment shall be made (a) increasing the number of shares approved for this Plan (other than as provided in Section 4), (b) decreasing the Purchase Price per share, (c) withdrawing the administration of this Plan from the Committee, (d) changing the designation of the class of employees eligible to receive options under the Plan, or (e) which would render options granted under the Plan unqualified for special tax treatment under the Code.

16.           TERMINATION OF THE PLAN. Unless sooner terminated as hereinafter provided, this Plan shall terminate on January 16, 2018. The Company may, by action of its Board of Directors, terminate the Plan at any time. Notice of termination shall be given to all then Participants, but any failure to give such notice shall not impair the termination. Upon termination of the Plan, all amounts in Purchase Accounts of Participants shall be promptly refunded.

17.           GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Stock. If at any time shares of Stock deliverable hereunder are required to be registered or qualified under any applicable law, or delivery of such shares is required to be accompanied or preceded by a prospectus or similar circular, delivery of certificates for such shares may be deferred for a reasonable time until such registrations or qualifications are effected or such prospectus or similar circular is available.

CERTIFICATION

The foregoing Plan was duly adopted by the Board of Directors on the 16th day of January 2008, subject to approval by the Company's shareholders.

Secretary
Universal Forest Products, Inc.